UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

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TEN-APO Project Titan EWC Notification

To: All EWC Representatives

Date: February 23, 2022

Subject: Proposed Acquisition of Tenneco Inc

Further to our meeting with the [Select Committee/Administrative Committee] this morning and our subsequent meeting this afternoon, I would like to confirm the points that we discussed.

Investment funds managed by Apollo, one of the world’s leading alternative asset managers, have agreed to buy Tenneco from our public shareholders. Details on the announcement and approvals are included in the enclosed press release. We expect the transaction to close in the second half of 2022, at which time Tenneco will become a privately owned company.

In determining to move forward with this transaction, the Board and management team carefully evaluated how best to seize the opportunities ahead of the Company and simultaneously serve our customers’ needs in key global markets. After much consideration, it became clear that Apollo was the right partner to help Tenneco achieve these goals.

Apollo’s private equity business has a long track record of helping its portfolio companies create long-term value and growth through capital and strategic support. For more than 30 years, they have invested in manufacturing and industrials businesses, including in automotive and companies like ABC Technologies, one of the world’s leading automotive systems and components manufacturers. Their private equity portfolio also includes household brands like Yahoo, ADT and Sun Country Airlines among its current investments. The team at Apollo has long appreciated Tenneco’s role in providing solutions for global mobility markets and recognizes the value of Tenneco’s talented team members. The Board believes private ownership will position Tenneco to better serve the Company’s leading OEM and aftermarket blue-chip customers globally.

Becoming a private company will significantly enhance the Company’s ability to execute our global strategy in the evolving mobility landscape as well as increase our flexibility to position our Motorparts, Performance Solutions, Clean Air and Powertrain businesses for profitable growth. We expect the Company will be prudently capitalized and positioned for growth. The Board firmly believes that this partnership with Apollo is a win-win-win that will benefit Tenneco team members, our customers and our shareholders. We will continue to operate under the Tenneco name and brand, and maintain a global presence.

All team members continue to be employed by their current entities on the same terms and conditions of employment – the proposed transaction does not impact or change the Tenneco group of employing entities in any way. Further, for the avoidance of doubt, there also will be no change to any employee representatives or collective bargaining agreements as a result of the proposed transaction. All such arrangements will continue unchanged in accordance with their terms.

Tenneco has a bright future, and today’s announcement is just the first step in becoming a private company. Until the transaction is complete, we remain an independent company, with the same Company priorities of operational performance, reducing inventory, and best serving our clients and customers.

You will have seen that a central communication has been sent to all team members, with a Q and A document and discussions (where relevant) and notification documents will also be issued to local team member representatives, where applicable.

If you have any questions on the proposed transaction or Apollo, please do let me know and I will do my best to provide a response to the EWC at our next scheduled meeting.

TEN-APO Notification du CEE

A: Tous les représentants au CEE

Date: 23 février 2022

Objet: Projet d’acquisition de la société Tenneco Inc.

Pour faire suite à notre réunion avec le [Comité spéciale/le Comité administratif] qui a eu lieu ce matin et notre réunion suivante, cet après-midi, je souhaiterais confirmer les points que nous avons abordés.

Les fonds d’investissement gérés par Apollo, l’un des principaux gestionnaires d’actifs alternatifs au monde, ont accepté d’acheter Tenneco à nos actionnaires publics. Les détails sur l’annonce et les approbations sont inclus dans le communiqué de presse ci-joint. Nous estimons que l’opération sera conclue dans la seconde moitié de 2022, date à laquelle Tenneco deviendra une société privée.

En décidant de poursuivre cette opération, le Conseil d’administration et l’équipe de direction ont minutieusement étudié quelle serait la meilleure manière de tirer profit des opportunités qui s’offrent à la Société et de répondre en parallèle aux besoins de ses clients sur les principaux marchés à l’échelle mondiale. Après une longue réflexion, il est apparu qu’Apollo était le bon partenaire pour permettre à Tenneco d’atteindre ces objectifs.

Les fonds d’investissement en private equity d’Apollo aident depuis longtemps les sociétés de leur portefeuille à générer valeur et croissance sur le long terme. Ils ont investi dans des entreprises industrielles et de fabrication depuis plus de 30 ans, notamment celles du secteur automobile telles que ABC Technologies, l’un des premiers fabricants de systèmes et composants automobiles au monde. Leur portefeuille actuel en matière de private equity comprend également des noms très connus comme Yahoo, ADT et Sun Country Airlines. L’équipe d’Apollo apprécie depuis longtemps le rôle de Tenneco dans la fourniture de solutions à destination des marchés mondiaux de la mobilité et reconnaît la valeur et le talent des membres de l’équipe. Le Conseil d’administration estime que le fait que Tenneco ne soit pas cotée lui permettra de mieux satisfaire ses principaux clients dans le monde, qu’ils soient fabricants d’équipements d’origine ou de remplacement.

Devenir une société non cotée renforcera considérablement la capacité de la Société à mettre en œuvre sa stratégie internationale dans le cadre du secteur en pleine expansion de la mobilité, tout en augmentant sa flexibilité pour orienter ses activités « Motorparts », « Performance Solutions », « Clean Air » et « Powertrain » vers une croissance rentable. Nous anticipons que la Société sera capitalisée de manière prudente et bien placée pour générer de la croissance. Le Conseil d’administration est convaincu que ce partenariat avec Apollo est avantageux pour tous, qu’il s’agisse des membres de l’équipe, clients ou actionnaires de Tenneco. La société continuera à exercer ses activités sous le nom et la marque Tenneco et conservera une présence mondiale.

Tous les membres de l’équipe continueront à être employés par leurs structures Tenneco actuelles aux mêmes conditions d’emploi; le projet d’opération n’entraîne aucun impact ni changement concernant les employeurs du Groupe Tenneco. En outre, à toutes fins utiles, le projet d’opération n’aura aucune conséquence sur les représentants du personnel ou les conventions collectives. Tous ces accords seront maintenus sans modification conformément à leurs termes.

Tenneco a un avenir prometteur et cette annonce ne représente que la première étape du processus de transformation en société non cotée. Jusqu’à ce que l’opération soit définitive, nous demeurons une société indépendante, avec les mêmes priorités en termes de performance opérationnelle, de réduction des stocks et au service de notre clientèle.

Vous remarquerez qu’une communication centrale a été envoyée à tous les membres de l’équipe, accompagnée des documents Q et A, et des documents de discussions (le cas échéant) et de notification ont également été remis aux représentants locaux des membres de l’équipe, le cas échéant.

Si vous avez des questions sur le projet d’opération ou sur Apollo, n’hésitez pas à m’en faire part et je ferai tout mon possible pour fournir une réponse au CEE lors de notre prochaine réunion planifiée.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving TEN and Apollo private equity funds. A meeting of the stockholders of TEN will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. TEN expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of TEN and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF TEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TEN, THE APOLLO PRIVATE EQUITY FUNDS ACQUIRING TEN AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by TEN with the SEC at the SEC’s website at www.sec.gov, at TEN’s website at www.tenneco.com or by sending a written request to Tenneco Inc., Attn: Corporate Secretary, 500 North Field Drive, Lake Forest, Illinois 60045.

Participants in the Solicitation

TEN and its directors, executive officers and certain other members of management and team members may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TEN’s stockholders in connection with the Merger will be set forth in TEN’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in TEN’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 1, 2021. To the extent that holdings of TEN’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when TEN or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of TEN and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside TEN’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring TEN to pay a termination fee; (3) the risk that the Merger disrupts TEN’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of TEN to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on TEN’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that TEN’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against TEN and others; (9) other factors that could affect TEN’s business such as, without limitation, cyclical and seasonal nature of the industries that TEN serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of TEN’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting TEN’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting TEN’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, TEN’s stockholders will cease to have any equity interest in TEN and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in TEN’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as TEN’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on TEN’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, TEN undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.